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                                                              EXHIBIT (h)(9)(ii)

                               September 25, 1998

                                 Westcore Trust
                       370 Seventeenth Street, Suite 3100
                                Denver, CO 80202

Datalynx
717 Seventeenth Street, Suite 1700
Denver, CO  80202
Attn:  Bradley Blewett

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO  80202

VIA:  Federal Express

         Re: The Shareholder Services Agreement (the "Agreement") dated as of November 19, 1996 between First Trust Corp., Denver Investment Advisors LLC, and Westcore Trust.

Dear Sirs:

               Commencing on October 1, 1998, Westcore Trust will offer a new investment portfolio - Westcore Mid-Cap Opportunity Fund. By your signature below please confirm that effective October 1, 1998, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Mid-Cap Opportunity Fund as a Fund under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

               Please keep one signed original of this letter and return the remaining originals to:

               Westcore Trust,
               Attn:  Kristine Cook
               1225 17th Street, 26th Floor
               Denver, CO  80202

               If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.

                                        Yours Truly,

                                        Westcore Trust

                                        By: /s/ Jack D. Henderson
                                            ------------------------------------
                                            Name:  Jack Henderson
                                            Title: Vice President
                                            Date:

ACCEPTED AND AGREED TO:

First Trust Corp.

By: /s/ Joanne Radmore Ratkai
    ----------------------------------
    Name:  Joanne Radmore Ratkai
    Title: Vice President - Compliance
    Date:  11/18/98

Denver Investment Advisors LLC

By: /s/ Kenneth V. Penland
    ----------------------------------
    Name:  Kenneth V. Penland
    Title: Chairman
    Date:  10/1/98